COUNTRYWIDE CREDIT INDUSTRIES, INC. AND SUBSIDIARIES
         EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                             Year ended February 28,
              (Dollar amounts in thousands, except per share data)


                                                                      1999              1998              1997
                                                                  --------------    --------------    -------------
BASIC
   Net earnings                                                      $385,401          $344,983          $257,358
                                                                  ==============    ==============    =============


         Total average shares                                         111,414           107,491           103,112
                                                                  ==============    ==============    =============

   Per share amount                                                     $3.46             $3.21             $2.50
                                                                  ==============    ==============    =============


DILUTED
   Net earnings                                                      $385,401          $344,983          $257,358
                                                                  ==============    ==============    =============


   Average shares outstanding                                         111,414           107,491           103,112
   Net effect of dilutive stock options -- based on the treasury stock method using the year-end market price, if higher
     than average market price                                          5,631             4,035             2,565
                                                                  --------------    --------------    -------------

         Total average shares                                         117,045           111,526           105,677
                                                                  ==============    ==============    =============

   Per share amount                                                     $3.29             $3.09             $2.44
                                                                  ==============    ==============    =============